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                                                                     EXHIBIT 5.1


                                             January 23, 1998


Technology Flavors & Fragrances
10 Edison Street East
Amityville, NY 11701-2814

     Re:  Registration Statement on Form SB-2
          -----------------------------------

Gentlemen:

     We have acted as your special counsel in connection with the offering by the selling securityholders of 1,693,905 shares of Common Stock, par value $.01 per share (collectively the "SHARES"), of Technology Flavors & Fragrances, Inc. (the "COMPANY") which consist of (a) 387,655 shares of Common Stock of the Company issued by the Company in connection with its conversion of an aggregate principal amount of $750,000 of the Company's 9% Convertible Subordinated Notes due October 17, 1998 (the "NOTE SHARES"), (b) 450,000 shares of Common Stock issuable upon the exercise in full of warrants to purchase 450,000 shares of Common Stock, (c) 156,250 shares of Common Stock issuable upon the exercise in full of warrants to purchase 156,250 shares of Common Stock, (d) 600,000 shares of Common Stock issuable upon the exercise in full of warrants to purchase 600,000 shares of Common Stock, and (e) 100,000 shares of Common Stock issuable upon the exercise in full of warrants to purchase 100,000 shares of Common Stock (such 1,306,250 shares of Common Stock issuable upon exercise of the Warrants being collectively referred to herein as the "WARRANT SHARES"). The Shares are being offered pursuant to the Company's registration statement on Form SB-2 (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission (the "COMMISSION") on January 23, 1998. All capitalized terms used herein which are not otherwise defined herein shall have the meanings given to such terms in the Registration Statement.

     In connection with the foregoing, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed, including the following documents:
(a) the Company's Certificate of Incorporation, as amended; (b) the Company's Bylaws; and


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(c) the Unanimous Written Consent of the Board of Directors of the Company dated
January 20, 1998.

     In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts material to such opinion, we have relied on certificates of public officials and certificates of officers or other representatives of the Company.

     Based upon the foregoing, and subject to the qualifications and limitations contained herein, we are of the opinion that the Note Shares are duly authorized, validly issued and outstanding, fully paid and non-assessable, and the Warrant Shares, when issued and delivered pursuant to the Warrants, will be duly authorized, validly issued and outstanding, fully paid and non-assessable.

     We are members of the Bar of the State of New York and are not licensed or admitted to practice law in any other jurisdiction. Accordingly, we express no opinion with respect to the laws of any jurisdiction other than the State of New York.

     Our opinion and the matters expressed herein are as of the date hereof and we assume no obligation to advise you of any change in any matter set forth herein after the date hereof. This opinion may not be relied upon by any other person for any purpose without our prior written consent.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "ACT"), or the rules and regulations thereunder, or that we are "experts" within the meaning of the Act or such rules and regulations.




                                             Very truly yours,



                                             /s/ Baer Marks & Upham LLP
                                             -----------------------------------
                                             Baer Marks & Upham LLP